EXHIBIT 24b

                   RESOLUTIONS ADOPTED BY THE
            BOARD OF DIRECTORS OF BROWN & BROWN, INC.

      I, Laurel L. Grammig, hereby certify that I am the duly elected and qualified Secretary of Brown & Brown, Inc. (the "Company"), and that the following resolutions were adopted at a meeting of the Board of Directors of the Company held on July 26, 2000, and such resolutions have not been rescinded or modified in any fashion:

     WHEREAS, the Board of Directors has reviewed a draft of the Company's Registration Statement on Form S-8 with respect to the registration of 300,000 shares of the Company's common stock to be reserved for issuance under the Company's 2000 Incentive Stock Option Plan for Employees (the "Registration Statement'); it is therefore

     RESOLVED, that the draft of the Registration Statement submitted to the Directors is hereby approved in form and substance, subject to any non-substantive revisions deemed necessary or appropriate by Laurel L. Grammig, the Company's Vice President, Secretary and General Counsel or Thomas M. Donegan, Jr., the Company's Vice President, Assistant Secretary and Assistant General Counsel; and it is

     FURTHER RESOLVED, that the Chief Executive Officer and the Chief Financial Officer of the Company are hereby authorized to sign the Registration Statement on behalf of the Company, either personally or through a power of attorney, and to cause the Registration Statement to be filed with the Securities and Exchange Commission in accordance with the rules promulgated by the Commission; and it is

     FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to take all actions they deem necessary or appropriate, including the payment of all necessary filing fees, to carry out the intent of the foregoing resolutions.


      IN WITNESS WHEREOF, the undersigned Secretary has executed this certificate this 27th day of July, 2000.


                               /S/ LAUREL L. GRAMMIG
                              ____________________________
                              Laurel L. Grammig
                              Secretary